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                                                                  EXHIBIT 23.1




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of U.S. HomeCare Corporation on Form S-8 of our report dated March 27, 1997 appearing in the Annual Report on Form 10-K of U.S. HomeCare Corporation for the year ended December 31, 1996.

Deloitte & Touche LLP
Hartford, Connecticut

July 11, 1997